Exhibit 99.1

FOR IMMEDIATE RELEASE

Appliance Recycling Centers of America
Receives Approval to Conduct Managed Audit

Minneapolis, MN-February 11, 2015- Appliance Recycling Centers of America, Inc. (“ARCA” or the “Company”) reported that it has applied for and, as of February 9, 2015, received approval from the California Board of Equalization (“BOE”) to participate in the BOE’s Managed Audit Program, which allows ARCA to conduct a self-examination related to state sales and use taxes. As the Company communicated previously, the BOE had notified the Company of its intent to conduct an examination of sales and use taxes covering ARCA’s appliance replacement sales in California during 2011-2013. During the fourth quarter of 2014, the Company received communication from the BOE indicating that they were not in agreement with the Company’s interpretation of the sales tax law in the State of California. The Company then contacted its utility company clients requesting evidence of tax exemption. The utility companies did not respond to the Company’s requests. On February 6, 2015, the Company’s Board Chairman and its Chief Executive Officer met with representatives of the utility company for which the majority of the sales taxes relate. The utility company representatives stated that to their knowledge they had no evidence of tax exemption to provide the Company. They said that they would, however, research whether funding for any of the appliance replacements came from federal sources, which could potentially help support partial tax exemption. ARCA’s participation in the BOE’s Managed Audit Program could result in the elimination of potential tax penalties while significantly reducing interest costs associated with any tax assessment. The Managed Audit will cover the period from January 1, 2011 through September 30, 2014, and is expected to be completed by March 31, 2015.
Through appliance replacement programs, certain utility companies provide qualified, low-income households with new ENERGY STAR® major household appliances and permanently remove the residents’ old, energy-inefficient models from service. These programs, which are funded primarily by utility ratepayers, are designed to provide societal benefits by reducing participants’ energy and water bills while conserving natural resources. Operating as a service provider that distributed appliances to utilities for appliance replacement, the Company believed it was exempt from collecting sales tax for the programs, and as such, did not collect sales taxes for the periods under examination.
ARCA provided a comprehensive range of appliance replacement support services to program sponsors during the period under examination, including:
•Procuring energy efficient appliance models that meet the sponsoring utilities’
specifications;

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•Scheduling appliance delivery and installation for qualified participants;
•Inspecting residences for appropriate electrical connections prior to appliance delivery;
•Overseeing the delivery and installation of new ENERGY STAR® appliances;
•Recycling old appliances in compliance with federal, state and local regulations to permanently remove them from the electrical grid and/or water supply; and
•Providing extensive data and customized reports to utility management for evaluating cost-
effectiveness and other program benefits.
One utility-sponsored appliance replacement program for which the Company provided services during the examination period was funded by a ratepayer surcharge, which was subject to state sales tax, on ratepayers’ utility bills. The utility remitted these taxed surcharge funds to the California BOE after collection. Consequently, any assessment of sales taxes on appliances delivered to participants in the low-income appliance replacement program results in a second round of taxation on California utility ratepayers. Collecting sales tax on the ENERGY STAR® appliances would have also reduced the number of participants who could have been served through the program. Funded through California’s Gas Consumption Surcharge Fund, this fund was established to provide certain low-income assistance programs, cost-effective energy efficiency and conservation activities, and public interest research and development through a surcharge on all natural gas consumed in the state.
The Company believes that the outcome from the Managed Audit Program will likely result in a Notice of Determination from the California BOE of an assessment of at least $4.0 million ($2.6 million net of income taxes), covering the entire period under audit. The Company has been working with outside consultants to arrive at our assessment estimate and will continue to engage the services of these sales tax experts throughout the Managed Audit Program process. Such assessment, however, would be subject to protest and appeal, and would not need to be funded until the matter has been fully resolved. Resolution could take up to three years. The Company anticipates that a pre-tax charge to earnings will be required and that previously issued unaudited consolidated financial statement for the fiscal quarters ended March 29, June 28 and September 27, 2014 and consolidated financial statements for the years ended December 28, 2013, December 29, 2012 and December 31, 2011 and the quarters in the years then ended will need to be restated. Such previously issued consolidated financial statements should no longer be relied upon
In addition to the right to protest and appeal any assessment, the Company is working with consultants and legislators to put forth Assembly Bill No. 88 in the California State Legislature 2015-2016 regular session to exempt from sales and use taxes the gross receipts from the sale of, and storage, use or other consumption in the State of California of, energy or water efficient home appliances purchased by public utilities that are provided at no cost to low-income participants in federal, state or ratepayer-funded energy efficiency programs for those participants’ use.
Due to uncertainties estimating the merits of the case under a tax appeal, possible recovery from customers through their funding sources and the impact of pending legislation to exempt energy efficient appliances provided to low-income households from sales and use tax, the Company is unable to anticipate or estimate

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any amounts that may be recoverable or that could reduce the amount of liability the Company may be assessed related to this sales tax matter. Any reduction to the BOE’s tax assessment will be reflected in income in future periods when realized.

About ARCA
ARCA's three business components are uniquely positioned in the industry to work together to provide a full array of appliance-related services. ARCA Advanced Processing, LLC employs advanced technology to refine traditional appliance recycling techniques to achieve optimal revenue-generating and environmental benefits. ARCA is also the exclusive North American distributor for UNTHA Recycling Technology (URT), one of the world’s leading manufacturers of technologically advanced refrigerator recycling systems and recycling facilities for electrical household appliances and electronic scrap. ARCA's regional centers process appliances at end of life to remove environmentally damaging substances and produce material byproducts for recycling for utilities in the U.S. and Canada. Eighteen company-owned stores under the name ApplianceSmart, Inc.® sell new appliances directly to consumers and provide affordable ENERGY STAR® options for energy efficiency appliance replacement programs.
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including statements regarding ARCA’s future success. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competition in the retail and recycling industries and regulatory risks. Other factors that could cause operating and financial results to differ are described in ARCA’s periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC.
FOR MORE INFORMATION, CONTACT:
MARK EISENSCHENK, CEO

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